                                                                     Exhibit 2.1

                                                                [EXECUTION COPY]

                       FOURTH AMENDMENT AND WAIVER UNDER
                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------

          FOURTH AMENDMENT AND WAIVER dated as of November 19, 2001 (this "Amendment and Waiver") with respect to the Amended and Restated Credit Agreement dated as of June 13, 2000, as amended by the First Amendment to Credit Agreement, dated as of August 18, 2000, the Second Amendment to Credit Agreement, dated as of February 15, 2001, and the Third Amendment to Credit Agreement, dated as of June 29, 2001 (the "Credit Agreement"), among Weigh-Tronix, LLC, a Delaware limited liability company ("Holdings"), SWT Finance B.V., a limited liability company organized under the laws of the Netherlands ("SWT Finance" or the "Borrower"), Weigh-Tronix Canada, ULC, a company incorporated under the laws of Nova Scotia ("Weigh-Tronix Canada" and, collectively with SWT Finance, the "Borrowers"), the Lenders (as defined in the Credit Agreement), Lehman Brothers Inc., as sole advisor, Lehman Brothers Inc. and FleetBoston Robertson Stephens Inc., as co-arrangers and co-book managers (in such capacity, the "Arrangers"), Lehman Commercial Paper Inc., as syndication agent (in such capacity, the "Syndication Agent"), and Fleet National Bank, as administrative agent and security agent (in such capacity, the "Agent").

                             W I T N E S S E T H :

          WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans and other extensions of credit to the Borrowers which remain outstanding;

          WHEREAS, an Event of Default has occurred and is continuing;

          WHEREAS, Holdings and the Borrowers have requested that the Agent and the Lenders waive the Specified Event of Default (as defined below);

          WHEREAS, the Agent and the Lenders are willing to waive the Specified Event of Default, but only on the terms and conditions set forth herein; and

          WHEREAS, Holdings and the Borrowers have requested, and, upon this Amendment and Waiver becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment and Waiver;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1 Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Credit Agreement, and the following terms shall have the following meanings:

          "Effective Date": the first date on which the conditions precedent specified in Article V of this Amendment and Waiver shall have been satisfied or the satisfaction thereof shall have been waived in accordance with the terms hereof.

          "Specified Event of Default": the Event of Default arising in respect of Section 8(c) of the Credit Agreement as a result of a failure by the Borrowers to comply with the covenant contained in Section 7.1(a) of the Credit Agreement with respect to the fiscal quarter of Holdings ended September 30, 2001.

                                  ARTICLE II
                                    WAIVER

          Subject to the terms and conditions hereof, the Agent and the Lenders hereby agree to waive the Specified Event of Default.

                                  ARTICLE III
                                  AMENDMENTS

          Section 3.1 Amendment to Definitions. Section 1.1 of the Credit Agreement is hereby amended by (a) amending and restating the definition of "Pricing Grid" therein to read in its entirety as follows:

               "Pricing Grid": prior to April 1, 2002, the pricing grid attached hereto as Annex A; and on and after April 1, 2002, the pricing grid attached hereto as Annex B.

          Section 3.2 Amendment to Section 7.1 (Financial Condition Covenants). Section 7.1(a) of the Credit Agreement is hereby amended by amending the table set forth therein by deleting the rows entitled "FQ3 2001" and "FQ4 2001" and inserting the following rows in place thereof:

          "FQ3 2001        5.54 to 1.00

          FQ4 2001         4.90 to 1.00".

          Section 3.3 Amendment to Annexes. The Pricing Grid, in the form of Schedule B attached hereto, shall be added to the Credit Agreement as Annex B thereto.

                                  ARTICLE IV
                                  AGREEMENTS

          Section 4.1 Financial Reporting. (a) The Agent's counsel may retain LoftusGroup LLC or another financial advisor. Holdings and the Borrowers shall cooperate in all respects with any such financial advisor and shall pay or reimburse the Agent for all reasonable fees and out-of-pocket expenses incurred in connection therewith.

          (b) On Wednesday of each week (except, in the case of the week ending January 4, 2002, on Friday of such week), Holdings and the Borrowers shall furnish to the Agent and the Lenders (i) prior to and including January 4, 2002, a four week rolling cash flow forecast and (ii) from and after January 9, 2002, a thirteen week rolling cash flow forecast, which shall in each case detail all sources and uses of cash on a weekly basis, projected usage and availability under the Total Revolving Credit Commitments and projected principal outstanding amounts of the Term Loans (including, without limitation, any projected payments or prepayments of any Loans), and shall report any variances from the prior report, such forecast to be in form satisfactory to the Agent.

          Section 4.2   Business Plan; Cash Flow Forecast; Certain Limitations.
(a) On or before January 11, 2002, Holdings and the Borrowers shall deliver to the Agent and the Lenders a detailed business plan (the "Business Plan") in form satisfactory to the Agent. The Business Plan shall include, on a monthly basis for the period beginning January 1, 2002 and ending March 31, 2004, (i) consolidated forecasts detailing cash flow and collateral levels, (ii) consolidated profit and loss statements and (iii) consolidated balance sheets. The Business Plan shall identify (x) all sources of revenue and expenses, including, without limitation, intended executive compensation, (y) the nature of all proposed Capital Expenditures, and (z) compliance with the negative covenants contained in Section 7 of the Credit Agreement, and in the case of the financial covenants contained in Section 7.1 of the Credit Agreement, projected on a quarterly basis and including detailed calculations of such projections.

          (b) On or before February 7, 2002 (the "Reset Date"), Holdings, the Borrowers, the Agent and the Required Lenders shall have agreed in writing to satisfactory amendments to the negative covenants contained in Section 7 of the Credit Agreement, including appropriate levels for the financial covenants contained in Section 7.1 of the Credit Agreement (the "Reset Amendment"). Anything in the Credit Agreement or any other Loan Document to the contrary notwithstanding, all terms and conditions of the Reset Amendment shall be satisfactory to the Agent and the Required Lenders in their absolute and sole discretion. In the event that Holdings, the Borrowers, the Agent and the Required Lenders fail to consummate the Reset Amendment on or before the Reset Date, then, automatically and without the requirement of notice or further action by any party, such failure shall immediately constitute an Event of Default.

          (c) Notwithstanding anything in this Amendment and Waiver or the Credit Agreement to the contrary, Holdings and the Borrowers shall not, and shall not permit any of their respective Subsidiaries to, on or prior to the date of consummation of the Reset Amendment, (i) create, incur, assume or suffer to exist any Indebtedness permitted under Sections 7.2(g), 7.2(i), 7.2(j) or 7.2(l) of the Credit Agreement (other than any such Indebtedness outstanding on the Effective Date), (ii) create, incur, assume or suffer to exist any Lien upon any Property permitted under Section 7.3(j) of the Credit Agreement (other than any such Lien existing on the Effective Date), (iii) dispose of any Property, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, permitted under Section 7.5(g) of the Credit Agreement (other than any such dispositions consummated prior to the Effective Date); (iv) make any Restricted Payment permitted under Sections 7.6(e) or 7.6(f) of the Credit Agreement, or (v) make any Investments permitted under Sections 7.8(j), 7.8(k) or 7.8(l) (other than any such Investments consummated prior to the Effective Date).

          Section 4.3 Fees. Holdings and the Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, (a) a fee in cash equal to $292,907.50 (the "Waiver Fee"), payable on the Effective Date, and (b) a fee in cash equal to $292,907.50 (the "Amendment Fee"), payable on the earliest to occur of (i) the date of consummation of the Reset Amendment, (ii) the date any Default or Event of Default occurs, and (iii) April 1, 2002; provided that if the Reset Amendment is consummated pursuant to the terms of Section 4.2(b) hereof on or prior to the Reset Date, the amount of any amendment fee due and payable in connection with the Reset Amendment shall be reduced by the lesser of
(x) the amount of such amendment fee due and payable in connection with the Reset Amendment and (y) the amount of the Amendment Fee. Anything contained herein to the contrary notwithstanding, the Waiver Fee and the Amendment Fee shall be deemed earned in full on the Effective Date.

          Section 4.4 Collateral. Holdings and the Borrowers shall deliver to the Agent a Collateral Certificate, in the form attached as Schedule A hereto, fully executed by a responsible officer of each of Holdings and the Borrowers, on or before December 14, 2001. On or before January 11, 2002, in connection with the Agent's review of the Collateral, Holdings, the Borrowers and the other Loan

Parties shall execute such further instruments and documents as the Agent shall request in order to further perfect and secure the Administrative Agent's Liens on the Collateral.

          Section 4.5 Agreements under the Credit Agreement. For purposes of the Credit Agreement, the acknowledgements and agreements contained in this
Article IV shall be deemed to be, and shall be, agreements under the Credit Agreement, and this Amendment and Waiver shall be deemed to be a Loan Document in all respects.

                                   ARTICLE V
                             CONDITIONS PRECEDENT

          This Amendment and Waiver shall not become effective unless and until each of the conditions precedent set forth below have been satisfied or the satisfaction thereof shall have been waived in accordance with the terms hereof:

          (a) Receipt by the Agent of counterparts of this Amendment and Waiver, duly executed and delivered by Holdings, the Borrowers and the other Loan Parties;

          (b) Receipt by the Agent of counterparts of a letter duly executed and delivered by each of Berkshire Fund IV, Limited Partnership ("Berkshire IV") and Berkshire Fund V, Limited Partnership ("Berkshire V", and together with Berkshire IV, the "Sponsor Guarantors") in form and substance satisfactory to the Agent;

          (c) Receipt by the Agent of payment in full in cash of its invoiced and unpaid fees and out-of-pocket expenses incurred in connection with the preparation and execution of this Amendment and Waiver, any documents prepared in connection herewith, the Credit Agreement and any amendments or other modifications thereto, including, without limitation, the reasonable fees and disbursements of counsel to the Agent; and

          (d) Receipt by the Agent of the Waiver Fee described in Section 4.3 above.

                                  ARTICLE VI
                                INTERPRETATION

          Section 6.1 Continuing Effect of the Credit Agreement. Holdings, the Borrowers, the other Loan Parties, the Agent and the Lenders hereby acknowledge and agree that the Credit Agreement shall continue to be and shall, except as expressly amended or waived hereby, remain unchanged and in full force and effect in accordance with its terms.

          Section 6.2 No Waiver; Other Defaults or Events of Default. Nothing contained in this Amendment and Waiver shall be construed or interpreted or is intended as a waiver of or limitation on any rights, powers, privileges or remedies that the Agent or the Lenders have or may have under the Credit Agreement or any other Loan Document on account of any Default or Event of Default other than the Specified Event of Default.

                                  ARTICLE VII
                                 MISCELLANEOUS

          Section 7.1 Representations and Warranties. Holdings and the Borrowers hereby represent and warrant as of the date hereof that, after giving effect to this Amendment and Waiver, (a) no Default or Event of Default has occurred and is continuing, except the Specified Event of Default, and (b) all representations and warranties of Holdings and the Borrowers contained in the Loan Documents (with such term being deemed to include this Amendment and Waiver and the Credit Agreement) are true and correct in all material respects with the same effect as if made on and as of such date, except (i) to the extent any of such representations and warranties relate to a specific date, in which case such representations and warranties shall be deemed true and correct on and as of such date, (ii) that Section 4.7 of the Credit Agreement shall be deemed to exclude the Specified Event of Default, and (iii) that the representation in
Section 4.2 of the Credit Agreement is qualified to the extent that Holdings and its Subsidiaries experienced a material and continuing downturn in the level of business of its North American operations following the events of September 11, 2001.

          Section 7.2 Affirmative Covenants. Holdings and the Borrowers hereby expressly reaffirm each of the covenants made by them in Section 6 of the Credit Agreement, including without limitation, the covenants contained in
Section 6.9 of the Credit Agreement (Additional Collateral, etc.) and Section
6.10 of the Credit Agreement (Further Assurances).

          Section 7.3 Payment of Fees and Expenses. Holdings and the Borrowers agree to pay or reimburse the Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment and Waiver, any documents prepared in connection herewith, the Credit Agreement and any amendments or other modifications thereto, including, without limitation, the reasonable fees and disbursements of counsel to the Agent. In furtherance of the provisions of this Section 7.3 and
Section 10.5 of the Credit Agreement, Holdings and the Borrowers jointly and severally agree to reimburse the Agents for all such costs, fees and expenses within 20 days of receipt of a written invoice for payment of the same.

          Section 7.4 Reference to and Effect on the Loan Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Article V of this Amendment and Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. For purposes of the Credit Agreement, all of the agreements of Holdings and the Borrowers contained in this Amendment and Waiver shall be deemed to be, and shall be, agreements under the Credit Agreement.

          Section 7.5 Counterparts. This Amendment and Waiver may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          Section 7.6 GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          Section 7.7 Reservation of Rights. Notwithstanding anything contained in this Amendment and Waiver to the contrary, Holdings and the Borrowers and each Loan Party acknowledge that the Agent and the Lenders do not waive, and expressly reserve, the right to exercise any and all of their rights and remedies under (a) the Credit Agreement, any other Loan Document and applicable law in respect of the Specified Event of Default against any Person other than Holdings, the Borrowers or any Loan Party and (b) the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default other than the Specified Event of Default.

          Section 7.8 Consents of Guarantors. Each Domestic Guarantor and each Foreign Guarantor hereby, to the extent necessary, (i) consents to the transactions contemplated hereby and (ii) acknowledges and agrees that the guarantees (and all security therefor) contained in the Guarantee and Collateral Agreement or Foreign Guarantee, as applicable, previously executed by it is, and shall remain, in full force and effect after giving effect to this Amendment and Waiver and all other prior modifications to the Credit Agreement.

          Section 7.9 Waiver. Holdings, the Borrowers and the other Loan Parties hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them have, may have, or might assert at the time of execution of this Amendment and Waiver or in the future against the Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, which occurred, existed, was taken, permitted or begun from the beginning of time through the date hereof, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby;
(ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations related to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby, or (iii) any matter related to the foregoing.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.




                              BORROWERS:

                              SWT FINANCE B.V.

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              WEIGH-TRONIX CANADA, ULC

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              DOMESTIC GUARANTORS:

                              WEIGH-TRONIX, LLC

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              WEIGH-TRONIX, INC.

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              MECMESIN, INC.

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              AVERY BERKEL HOLDINGS, INC.

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              AVERY BERKEL, INC.

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              WEIGH-TRONIX DELAWARE, INC.

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              BERKEL PRODUCTS CO., LIMITED

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              FOREIGN GUARANTORS:

                              WEIGH-TRONIX CANADA, ULC

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              SWT HOLDINGS B.V.

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              SALTER WEIGH-TRONIX LIMITED

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              SALTER HOUSEWARES HOLDINGS LIMITED

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              SALTER HOUSEWARES LIMITED

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              WEIGH-TRONIX (UK) LIMITED

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              AVERY BERKEL HOLDINGS LIMITED

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              AVERY BERKEL LIMITED

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              AVERY BERKEL PROPERTIES LIMITED

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              BERKEL (IRELAND) LIMITED

                              By: /s/ John J. McCann III
                                 ----------------------------------------
                              Title:

                              AGENTS AND LENDERS:

                              FLEET NATIONAL BANK,

                              as Administrative Agent as Security Agent and as Lender

                              By: /s/ Andrew Maidman
                                 ----------------------------------------
                              Title:

                              LEHMAN BROTHERS INC.,
                              as sole advisor

                              By: /s/ Andrew Keith
                                 ----------------------------------------
                              Title:

                              LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent

                              By: /s/ Andrew Keith
                                 ----------------------------------------
                              Title:

                              KEY CORPORATE CAPITAL INC.

                              By: /s/ Alex Strazzella
                                 ----------------------------------------
                              Title:

                              BANK OF SCOTLAND

                              By: /s/ Joseph Fratus
                                 ----------------------------------------
                              Title:

                              THE PROVIDENT BANK

                              By: /s/ Christopher R. Gribble
                                 ----------------------------------------
                              Title:

                              U.S. BANK NATIONAL ASSOCIATION

                              By: /s/ Matt A. Ross
                                 ----------------------------------------
                              Title:

                              VAN KAMPEN CLO I, LIMITED
                              VAN KAMPEN CLO II, LIMITED
                              VAN KAMPEN SENIOR INCOME TRUST
                              VAN KAMPEN SENIOR FLOATING RATE FUND
                              By: Van Kampen Management Inc.,
                              as Collateral Manager

                              By: /s/ Darrin D. Pierce
                                 ----------------------------------------
                              Title:

                              PROMETHEUS INVESTMENT FUNDING NO. 1 LTD
                              By:  CPF Asset Advisory, LLC, as Investment
                              Manager

                              By: /s/ Elizabeth H. Tallmadge
                                 ----------------------------------------
                              Title:

                                  SCHEDULE A
                                  ----------

                            COLLATERAL CERTIFICATE

                                  SCHEDULE B
                                  ----------

                                    ANNEX B

                                 PRICING GRID

                                  Applicable Margin
                                    for Tranche A     Applicable Margin   Applicable Margin   Applicable Margin
                                    Term Loans and      for Tranche B       for Tranche B       for Tranche B
                                   Revolving Credit    Term Loans which    Term Loans which    Term Loans which
  Consolidated                     Loans which are     are Eurocurrency    are Eurocurrency     are Base Rate       Commitment Fee
 Leverage Ratio                   Eurocurrency Loans        Loans               Loans               Loans                Rate
-----------------------------------------------------------------------------------------------------------------------------------
(less than) 4.75 to 1.00                  4.50%               3.50%               5.00%               4.00%               0.50%
-----------------------------------------------------------------------------------------------------------------------------------
(greater than) 4.75 to 1.00               4.00%               3.00%               4.50%               3.50%               0.50%
 and
(less than) 4.25 to 1.00
-----------------------------------------------------------------------------------------------------------------------------------
(greater than) 4.25 to 1.00               3.75%               2.75%               4.25%               3.25%               0.50%
 and
(less than) 3.25 to 1.00
-----------------------------------------------------------------------------------------------------------------------------------
(greater than) 3.25 to 1.00               3.50%               2.50%               4.00%               3.00%              0.375%
-----------------------------------------------------------------------------------------------------------------------------------

          Changes in the Applicable Margin or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain if effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.75 to 1. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this Pricing Grid be deemed to be greater than 4.75 to 1. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 7.1(a).